Exhibit 99.1

Worthington Industries to Acquire Hy-Mark Cylinders

COLUMBUS, Ohio--(BUSINESS WIRE)--June 21, 2010--Worthington Industries, Inc. (NYSE:WOR) announced today that it has purchased the assets of Hy-Mark Cylinders, Inc.

Hy-Mark is a leading manufacturer of extruded aluminum cylinders for medical oxygen, scuba, beverage service, industrial, specialty and professional racing applications. Hy-Mark, based in Hampton, Virginia, generated revenue of approximately $10 million during the most recent 12 months. The assets will be relocated to the Worthington Cylinders Mississippi manufacturing location complementing the medical cylinder lines, and adding a range of beverage grade, industrial cylinders and aluminum scuba tanks. The acquisition is expected to be modestly accretive in the first year.

“The acquisition is part of our ongoing strategy to continue to grow the pressure cylinder business by expanding some of the existing product lines and to also obtain new ones,” said Worthington’s Chairman and Chief Executive Officer, John P. McConnell.

“We’re excited to add Hy-Mark’s products to our current aluminum cylinder offering of medical cylinders, as well expand our capabilities into markets that we sell into today including scuba, carbon dioxide and industrial,” added Harry Goussetis, President of Worthington Cylinders. “We anticipate that manufacturing synergies will be created with existing assets and that the new products will help position these products for growth.”

About Worthington Cylinders
Worthington Cylinders is the world’s leading global supplier of pressure cylinders, which strives to continually deliver solutions to its customers that exceed their expectations in quality, service and value. Worthington Cylinders offers the most complete line of pressure cylinders in the industry, including cylinders to hold liquefied petroleum; refrigerant, oxygen and industrial gasses. Balloon Time and Worthington Pro Grade products are available at retailers nationwide and provide consumers products for grilling, party planning, outdoor leisure activities and home repair.

About Worthington Industries
Worthington Industries is a leading diversified metals manufacturing company. The Columbus, Ohio based company is North America’s premier value-added steel processor and a leader in manufactured pressure cylinders products such as propane, oxygen and helium tanks, hand torches, camping cylinders, and scuba tanks; light gauge steel framing for commercial and residential construction; framing systems and stairs for mid-rise buildings; metal ceiling grid systems; current and past model automotive service stampings; steel pallets and racks; and laser welded blanks. Worthington employs approximately 6,400 people and operates 64 facilities in 11 countries.

Founded in 1955, the Company operates under a long-standing corporate philosophy rooted in the golden rule. Earning money for its shareholders is the first corporate goal. This philosophy serves as an unwavering commitment to the customer, supplier, and shareholder, and it serves as the Company’s foundation for one of the strongest employee-employer partnerships in American industry.

Safe Harbor Statement
The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating to the expected benefits of the acquisition including the expectations for accretiveness, synergies and growth; expected growth of the pressure cylinder business; increases to product lines; opportunities to participate in certain markets; and other non-historical matters constitute “forward looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, the possibility that costs or difficulties related to the integration of the business acquired are greater than expected; the ability to maintain relationships with customers of the acquired business; product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials, supplies, utilities and other items required by operations; the ability to realize price increases, cost savings and operational efficiencies on a timely basis; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom the company does business; the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facility and shipping operations; changes in customer spending patterns and supplier choices; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company; the level of import and import prices in the company’s markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the United States Securities and Exchange Commission.

CONTACT:
Worthington Industries, Inc.
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications and Investor Relations
E-mail: cmlyttle@WorthingtonIndustries.com
or
Sonya L. Higginbotham, 614-438-7391
Director, Corporate Communications
E-mail: slhiggin@WorthingtonIndustries.com
or
www.WorthingtonIndustries.com